                               PRIMARK CORPORATION
                        SAVINGS AND STOCK OWNERSHIP PLAN

               (As amended and restated effective January 1, 1997)

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE 1  Definitions..................................................    1

        1.1   "Accounts"................................................    1
        1.2   "Account Balance".........................................    2
        1.3   "Actual Deferral Percentage"..............................    2
        1.4   "Adjustment Factor".......................................    3
        1.5   "After Tax Contributions Account".........................    3
        1.6   "Approved Absence"........................................    3
        1.7   "Average Contribution Percentage".........................    4
        1.8   "Before Tax Contributions"................................    4
        1.9   "Before Tax Contributions Account"........................    4
        1.10  "Borrower"................................................    4
        1.11  "Code"....................................................    6
        1.12  "Committee"...............................................    6
        1.13  "Company".................................................    6
        1.14  "Compensation"............................................    6
        1.15  "Distribution Event"......................................    7
        1.16  "Effective Date"..........................................    8
        1.17  "Eligible Borrower".......................................    8
        1.18  "Employee"................................................    8
        1.19  "Employer"................................................    8
        1.20  "Employer Matching Contributions".........................    9
        1.21  "Employer Matching Contributions
                Account"................................................    9
        1.22  "Enrollment Date".........................................    9
        1.23  "ERISA"...................................................    9
        1.24  "ESOP Account"............................................    9
        1.25  "ESOP Accounts"...........................................   10
        1.26  "ESOP Diversification Account"............................   10
        1.27  "Funds"...................................................   10
        1.28  "Group"...................................................   10
        1.29  "Highly Compensated Employee".............................   11
        1.30  "Hour of Service".........................................   11
        1.31  "Loan"....................................................   12
        1.32  "Loan Subaccount".........................................   12
        1.33  "Merged Plan".............................................   12
        1.34  "Merger Date".............................................   13
        1.35  "Non-Highly Compensated
                Employee"...............................................   13
        1.36  "Non-Residential Loan"....................................   13
        1.37  "Notice"..................................................   13
        1.38  "One Year Break in Service"...............................   13
        1.39  "Participant".............................................   13
        1.40  "Period of Separation"....................................   13
        1.41  "Period of Service".......................................   14
        1.42  "Period of Severance".....................................   16
        1.43  "Plan"....................................................   16
        1.44  "Plan Year"...............................................   16

                                      (i)

        1.45  "Primark Common Stock"....................................   16
        1.46  "Qualified Nonelective
                 Contributions".........................................   17
        1.47  "Qualified Nonelective
                 Contributions Account".................................   17
        1.48  "Residential Loan"........................................   17
        1.49  "Rollover Contributions"..................................   17
        1.50  "Rollover Contributions Account"..........................   18
        1.51  "Section 414 Compensation"................................   18
        1.52  "Severance from Service Date".............................   18
        1.53  "Subaccounts".............................................   19
        1.54  "Supplemental Contributions"..............................   19
        1.55  "Supplemental Contributions
                 Account"...............................................   19
        1.56  "Trust Agreement".........................................   19
        1.57  "Trust Fund"..............................................   19
        1.58  "Trustee".................................................   20
        1.59  "Valuation Date"..........................................   20

ARTICLE 2  Eligibility and Participation................................   20

        2.1   Participation.............................................   20
        2.2   Enrollment as a Participant...............................   21
        2.3   No Participation by Non-Covered
                Employees...............................................   23

ARTICLE 3  Participant Contributions....................................   24

        3.1   Before Tax Contributions..................................   24
        3.2   Suspension of Contributions...............................   24
        3.3   Changes in Contribution Elections.........................   25
        3.4   Payment of Contributions..................................   26
        3.5   No Make-Up of Contributions...............................   26
        3.6   Limitations on Before Tax
                Contributions...........................................   26
        3.7   Rollovers.................................................   29

ARTICLE 4  Employer Contributions.......................................   30

        4.1   Matching Contributions....................................   30
        4.2   Contributions to Reinstate
                Forfeited Account Balances;
                Payment of Administrative
                Expenses................................................   30
        4.3   Supplemental Contributions................................   31
        4.4   Qualified Nonelective Contributions.......................   33
        4.5   Limitations on Contributions..............................   33
        4.6   Limitations on Matching
                Contributions...........................................   33
        4.7   ESOP Allocations..........................................   38


                                      (ii)

ARTICLE 5  Accounts.....................................................   39

        5.1   Maintenance of Accounts...................................   39
        5.2   Adjustments to Accounts;
                Statements Provided to
                Participants............................................   39


ARTICLE 6  Vesting and Forfeitures......................................   40

        6.1   Before Tax Contributions; Qualified
                Nonelective Contributions;
                Certain Transferred Amounts.............................   40
        6.2   Employer Matching Contributions,
                ESOP Accounts and
                Supplemental Contributions
                Account.................................................   40
        6.3   Forfeitures...............................................   41
        6.4   Determination of Period of
               Service..................................................   43


ARTICLE 7  Investment of Contributions..................................   44

        7.1   Funds.....................................................   44
        7.2   Loan Fund.................................................   44
        7.3   Investment of ESOP Accounts...............................   44
        7.4   Investment of Employer and
                Participant Contributions...............................   45
        7.5   Change in Investment Elections............................   45
        7.6   Change in Existing Investments............................   46
        7.7   Voting of Shares Held in the
               Primark Stock Fund.......................................   49
        7.8   Tender or Exchange Offers.................................   50
        7.9   Confidentiality...........................................   51


ARTICLE 8  Withdrawals During Employment................................   52

        8.1   Withdrawals After Age 59-1/2..............................   52
        8.2   Hardship Withdrawals of Before
                Tax Contributions.......................................   53
        8.3   Withdrawals for Life Events...............................   56
        8.4   Withdrawals of Rollover
                Contributions and After Tax
                Contributions...........................................   58
        8.5   Application for Withdrawals;
                Processing..............................................   58
        8.6   Restrictions on Contributions
                After a Withdrawal......................................   59
        8.7   Effect of Withdrawals on
                Investments.............................................   60
        8.8   Timing and Form of Payment of


                                     (iii)

                Withdrawals.............................................   61
        8.9   Withdrawals Only Available to
                Employees...............................................   61

ARTICLE 9  Payment of Benefits..........................................   61

        9.1   Distribution of Benefits Upon
                Occurrence of a Distribution
                Event...................................................   61
        9.2   Payment of Benefits by Trustee;
                Form of Payment ........................................   63
        9.3   Certain Rules Applicable to
                Payment of Benefits.....................................   64
        9.4   Payment to Participant's Estate...........................   64
        9.5   Incapacity of Payee.......................................   64
        9.6   Committee Determines
                Payee...................................................   65
        9.7   Rollover Distributions....................................   65
        9.8   Distributions Pursuant to Qualified
                Domestic Relations Orders...............................   67

ARTICLE 10  Loans.......................................................   68

        10.1   Availability of Loans;
                 Application for Loans..................................   68
        10.2   Terms of Loans...........................................   70
        10.3   Events of Default........................................   72
        10.4   Accounting for Loans.....................................   74

ARTICLE 11  Administration of the Plan..................................   76

        11.1   Authority of Committee...................................   76
        11.2   Claims Procedure.........................................   77
        11.3   Liability of Committee...................................   79

ARTICLE 12  Management of the Trust Fund................................   80

        12.1   Designation of Trustee...................................   80
        12.2   Plan Assets Held in Trust................................   80
ARTICLE 13   Amendment of the Plan......................................   82

        13.1   Amendment................................................   82


ARTICLE 14  Discontinuance of the Plan..................................   84

        14.1   Right To Terminate Plan..................................   84
        14.2   Plan Mergers and Transfers of


                                      (iv)

                 Assets and Liabilities.................................   84


ARTICLE 15  Statement of Intent.........................................   85

        15.1   Qualification............................................   85
        15.2   Section 404(c) of ERISA..................................   86
        15.3   Responsibility of Named
                 Fiduciaries............................................   86
        15.4   Legal Rights and Liabilities.............................   87


ARTICLE 16  Top-Heavy Rules.............................................   88

        16.1   Applicability of Rules...................................   88
        16.2   Determination of Top-Heavy
                 Status.................................................   88
        16.3   Determination of Accrued
                 Benefits...............................................   91
        16.4   Contributions for Top-Heavy
                 Years..................................................   92
        16.5   Adjustments Affecting
                 Limitation on Contributions............................   93


ARTICLE 17  General Provisions..........................................   94

        17.1   Nonalienation of Benefits................................   94
        17.2   Rules of Construction....................................   95


ARTICLE 18  Lapsed Benefits.............................................   96

        18.1   Notification to Participants
                 and Beneficiaries......................................   96
        18.2   Reinstatement of Lapsed
                 Benefits...............................................   96


                                      (v)

                               PRIMARK CORPORATION
                        SAVINGS AND STOCK OWNERSHIP PLAN


             This Plan was originally adopted effective as of January 1, 1989 and was named the "Primark Corporation Employee Stock Ownership Plan." Effective January 1, 1997, the Plan is being amended and restated to (a) add a cash or deferred arrangement under Section 401(k) of the Code, (b) re-name the Plan the "Primark Corporation Savings and Stock Ownership Plan," (c) reflect the merger of the Disclosure, Incorporated 401(k) Plan, the I/B/E/S International, Inc. Retirement Savings Plan, the WSI Corporation Employee Savings Plan, and the Yankee Group Research, Inc. 401(k) Retirement Plan into the Plan, and (d) make certain other changes.

                                    ARTICLE 1

                                   DEFINITIONS

             As used herein, the following terms shall have the following respective meanings, unless a different meaning is required by the context:

             1.1. "Accounts" means a Participant's Before Tax Contributions Account, After Tax Contributions Account, Employer Matching Contributions Account, ESOP Account, ESOP Diversification Account, Qualified Nonelective Contributions Account, Supplemental Contributions Account, Rollover Contributions Account, and the Subaccounts maintained under such Accounts. The Committee may establish such additional Accounts and Subaccounts as it may determine in its discretion.

             1.2. "Account Balance" means the aggregate balance of a Participant's Accounts.

             1.3. "Actual Deferral Percentage" means for each Plan Year the average of the ratios (calculated separately for each Employee) of:

                         (a) the amount of Before Tax Contributions and
Qualified Nonelective Contributions to be paid to the Plan on behalf of an Employee for that Plan Year (or, in the case of a Non-Highly Compensated Employee, the preceding Plan Year), pursuant to Sections 3.1 and 4.4 hereof to

                         (b) that Employee's Section 414 Compensation for that
Plan Year (or, in the case of a Non-Highly Compensated Employee, the preceding Plan Year).

             Notwithstanding the foregoing: (i) the Actual Deferral Percentage for Non-Highly Compensated Employees may be determined by using the Non-Highly Compensated Employees' Compensation and the Before Tax Contributions and Qualified Nonelective Contributions made on behalf of such Employees for the current Plan Year rather than the preceding Plan Year if the Company so elects in accordance with rules specified by the Secretary of the Treasury; and (ii) for purposes of the 1997 Plan Year, the Actual Deferral Percentage of Non-Highly Compensated Employees shall be determined in accordance with the applicable requirements of Section 401(k)(3)(E) of the Code and any election made thereunder by the Company.

             1.4. "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code as applied to such items and in such manner as the Secretary of the Treasury shall provide.

             1.5. "After Tax Contributions Account" means the separate account maintained for each Participant who has made after tax contributions to a Merged Plan that accounts for the Participant's share of the Trust Fund attributable to such after tax contributions that are transferred on behalf of the Participant to this Plan from the Merged Plan.

             1.6. "Approved Absence" means an Employee's period of absence occurring by reason of the following events:

                         (a) service in the Armed Forces of the United States;
provided, however, that the Employee has re-employment rights under applicable laws and complies with the requirements of such laws and is re-employed by the Group;

                         (b) an approved leave of absence for medical or
disability reasons granted to an Employee pursuant to his or her Employer's established personnel rules and policies; or

                         (c) any other leave of absence approved by an
Employee's Employer; provided, however, that no such leave of absence shall be approved for more than six (6) months in the aggregate.

             1.7. "Average Contribution Percentage" means for each Plan Year, the average of the ratios (calculated separately for each Employee) of:

                         (a) the amount of Employer Matching Contributions made
pursuant to Section 4.1 hereof on behalf of an Employee for the relevant Plan Year (or in the case of a Non-Highly Compensated Employee, the preceding Plan
Year), to

                         (b) that Employee's Section 414 Compensation for that
Plan Year (or in the case of a Non-Highly Compensated Employee, the preceding Plan Year).

             Notwithstanding the foregoing: (i) the Average Contribution Percentage for Non-Highly Compensated Employees may be determined by using the Non-Highly Compensated Employees' Compensation and Employer Matching Contributions made on their behalf for the current Plan Year rather than the preceding Plan Year if the Company so elects in accordance with rules specified by the Secretary of the Treasury; and (ii) for purposes of the Plan Year ending December 31, 1997, the Average Contribution Percentage of Non-Highly Compensated Employees shall be determined in accordance with the applicable requirements of Section 401(m)(3) of the Code and any election made thereunder by the Company.

             To the extent permitted by regulations promulgated under Section 401(m) of the Code, the Committee may elect to take into account "elective deferrals" (within the meaning of Section 401(m) of the Code) and Qualified Nonelective Contributions in calculating the Average Contribution Percentage of Employees.

             1.8. "Before Tax Contributions" means the amount of Compensation deferred by a Participant pursuant to Section 3.1 hereof on a before-tax basis plus the amount of elective deferrals (within the meaning of Section 402(g) of the Code) that are transferred on behalf of a Participant to this Plan from a Merged Plan.

             1.9. "Before Tax Contributions Account" means the separate account maintained for each Participant who has made Before Tax Contributions that accounts for the Participant's share of the Trust Fund attributable to the Participant's Before Tax Contributions.

             1.10. "Borrower" means any person who has an outstanding loan under
Article 10 of this Plan.

             1.11. "Code" means the Internal Revenue Code of 1986, as amended, and shall also include all regulations promulgated thereunder.

             1.12. "Committee" means the persons appointed by the Chief Executive Officer of the Company to manage and administer the Plan as provided in Article 11. The

Committee shall be a "named fiduciary" for the purposes of Section 402(a)(l) of ERISA, responsible for the administration, operation and interpretation of the Plan. The Chief Executive Officer shall be a named fiduciary with respect to the appointment of Committee members and the Chief Executive Officer's responsibilities under Section 12.1 hereof.

             1.13. "Company" means Primark Corporation and any successor to such corporation by merger, purchase, or otherwise.

             1.14. "Compensation" means, subject to the terms of this Section 1.14, the salary, hourly wages, commissions, bonuses, and overtime pay paid by an Employer to an Employee plus an Employee's elective deferrals (within the meaning of Section 402(g)(3) of the Code) under any plan sponsored by the Group, salary reduction contributions made on a before tax basis under any cafeteria plan (within the meaning of Section 125 of the Code) sponsored by the Group, and such other payments as may be designated by the Company.

             If for any Plan Year a Participant's Compensation exceeds the dollar limitation imposed by Section 401(a)(17) of the Code, as in effect from time-to-time and as adjusted as provided therein, such excess amount shall not be taken into account for such Plan Year for purposes of this Section or any other provision of the Plan.

             1.15. "Distribution Event" means, with respect to a Participant:
(a) the Participant's retirement, death, disability, or separation from service;
(b) the sale or other disposition by any member of the Group to an unrelated corporation of all or substantially all of the assets used in a trade or business, but only with respect to a Participant who continues employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; (c) the sale or other disposition by any member of the Group of its interest in a subsidiary to an unrelated entity but only with respect to a Participant who continues employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition; and (d) the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan or a simplified employee pension plan).

             1.16. "Effective Date" means January 1, 1989, the original effective date of this Plan.

             1.17. "Eligible Borrower" means any Participant who has a vested Account under this Plan or any alternate payee who has a right to a vested Account under this Plan, provided that such Participant or alternate payee is a "party in interest" (within the meaning of Section 3(14) of ERISA).

             1.18. "Employee" means a person who is classified by an Employer as an employee of the Employer (and not as a consultant, leased employee, contractor or otherwise and not taking into account any retroactive classification of any such person) and is compensated on a salaried, hourly, or commission basis and who is not covered by a collective bargaining agreement entered into with an Employer, unless such agreement, by specific reference to the Plan provides for coverage under the Plan.

             1.19. "Employer" means each of the corporations and other entities listed on Appendix I hereto and each other corporation or entity that is or becomes a member of the Group and adopts this Plan with the consent of the Chief Executive Officer of the Company, subject to such limitations or restrictions as to participation by employees of such corporation as may be reflected on such Appendix I or as may be specified by the adopting corporation or entity and consented to by the Chief Executive Officer of the Company.

             1.20. "Employer Matching Contributions" means the matching contributions made by an Employer pursuant to Section 4.1 of this Plan plus the amount of any employer matching contributions (within the meaning of Section 401(m)(4) of the Code) transferred on behalf of a Participant to this Plan from a Merged Plan.

             1.21. "Employer Matching Contributions Account" means the separate account for each Participant which shall account for the Participant's share of the Trust Fund attributable to any Employer Matching Contributions made or transferred to this Plan on the Participant's behalf.

             1.22. "Enrollment Date" means the first day of each calendar quarter and such other dates as may be designated by the Committee.

             1.23. "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended and shall also include all regulations promulgated thereunder.

             1.24. "ESOP Account" means the separate account maintained for each Participant who was an active participant in the Plan prior to January 1, 1997, which shall account for the Participant's share of the Trust Fund attributable to allocations made under the Plan for Plan Years beginning before January 1, 1997. Such Account shall be adjusted to reflect transfers to a Participant's ESOP Diversification Account pursuant to Sections 7.6(c) hereof.

             1.25. "ESOP Accounts" means a Participant's ESOP Account and ESOP Diversification Account.

             1.26. "ESOP Diversification Account" means the ESOP Diversification Account established for a Participant pursuant to Section 7.6(c) hereof, which shall account for the Participant's share of the Trust Fund attributable to amounts transferred to such Account from the Participant's ESOP Account.

             1.27. "Funds" means the Primark Stock Fund and the other investment funds specified by the Committee pursuant to Section 7.1 hereof.

             1.28. "Group" means the Company, Primark Decision Economics, Inc. ("Decision Economics") and any entity that is treated as a single employer together with the Company or Decision Economics pursuant to Sections 414(b), 414(c) or 414(m) of the Code or is required to be aggregated with the Company or Decision Economics pursuant to regulations under Section 414(o) of the Code. Solely for the purpose under the Plan of determining the Period of Service of a Participant, an entity shall be included in the Group for periods prior to which it is treated as a single employer together with the Company or Decision Economics pursuant to Sections 414(b), 414(c) or 414(m) of the Code or is required to be aggregated with the Company or Decision Economics pursuant to regulations under Section 414(o) of the Code.

             1.29. "Highly Compensated Employee" means any Employee who, with respect to the Group, is a "highly compensated employee" within the meaning of
Section 414(q) of the Code.

             1.30. "Hour of Service" means:

             (a) An hour for which an Employee is paid, or entitled to payment, for the performance of duties for any member of the Group. Such hours will be credited to the employee for the computation period in which the duties are performed; and

             (b) An hour for which an employee is paid, or entitled to payment, by any member of the Group on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by reference; and

             (c) An hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by any member of the Group. An hour of service will not be credited both under (a) or (b), as the case may be, and under this subsection (c). Such hours will be credited to employees for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

             Hours of service shall be credited for any individual considered an employee for purposes of this Plan under section 414(n) or section 414(o).

             1.31. "Loan" means a loan made pursuant to Article 10 hereof.

             1.32. "Loan Subaccount" means the separate Subaccount maintained for each Participant who has an outstanding Loan and to which the promissory note evidencing any such Loan shall be allocated.

             1.33. "Merged Plan" means each of the Disclosure, Incorporated 401(k) Plan, the I/B/E/S International, Inc. Retirement Savings Plan, the WSI Corporation Employee Savings Plan, the Yankee Group Research, Inc. 401(k) Retirement Plan and such other tax-qualified defined contribution plans as may be merged into this Plan on or after December 31, 1996 with the consent of the Chief Executive Officer of the Company.

             1.34. "Merger Date" means the date as of which a Merged Plan is merged into this Plan.

             1.35. "Non-Highly Compensated Employee" means an Employee who is eligible to participate in the Plan pursuant to Article 2 and who is not a Highly Compensated Employee.

             1.36. "Non-Residential Loan" means any Loan that is not a Residential Loan.

             1.37. "Notice" means a notice, application or request provided by a Participant to a designated party in such form (which may be written, telephonic or another means of communication) as may be specified by the party designated to receive such Notice.

             1.38. "One Year Break in Service" means a consecutive twelve (12) month Period of Severance during which an Employee does not perform an Hour of Service and is not on an Approved Absence.

             1.39. "Participant" means (a) an Employee who is eligible to participate in the Plan under Article 2, and (b) except for purposes of Articles 2, 3, 4, 8, 9, and 16, any person on whose behalf an Account is maintained under the Plan.

             1.40. "Period of Separation" means a period of time commencing with the date a person separates from service with the Group and ending with the date that person resumes employment with the Group.

             1.41. "Period of Service" means the period commencing on the date a person is credited with an Hour of Service and ending on the date a Period of Severance begins, including any Period of Separation of less than twelve (12) consecutive months. The determination of a Participant's Period of Service shall be subject to the rules set forth in Section 6.4 hereof. For purposes of determining a Participant's Period of Service, the Severance from Service Date of a Participant who is absent from service beyond the first anniversary of the first day of absence for maternity or paternity reasons is the second anniversary of the first day of such absence, unless such Participant returns to work with the Group prior to such second anniversary. The period during which a Participant is absent from work between the first and second anniversaries of the first day of absence from work shall be neither a Period of Service nor a Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of a birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing, the Period of Service of a Participant whose service with the Group for vesting purposes under the Plan or a Merged Plan was determined based on hours of service shall be equal to the sum of the Participant's credited service for vesting purposes under the applicable plan as of the Participant's Conversion Date (as hereinafter defined) plus the Participant's Period of Service, as determined pursuant to the foregoing provisions of this Section 1.41 assuming that the Participant is first credited with an Hour of Service as of the Participant's Restart Date (as hereinafter defined). A Participant's credited service as of the Participant's Conversion Date shall be equal to the sum of (a) the years of service credited to the Participant under the applicable plan as of the end of computation period (as used for calculating vesting service under the applicable plan) preceding the Conversion Date, and (b) the greater of (i) the period of time from the last day of such computation period and the Conversion Date, and
(ii) the service taken into account under the applicable plan during the computation period that includes the Conversion Date. For purposes of this
Section 1.41: (x) the term "Conversion Date" shall mean January 1, 1997 (in the case of a Participant covered by the Plan as of December 31, 1996) and the Merger Date (in the case of a Participant formerly covered by a Merged Plan); and (y) the term "Restart Date" means the Conversion Date in the case of a Participant whose credited service is calculated pursuant to the preceding clauses (a) and (b)(i), and the end of the computation period that includes the Conversion Date in the case of a Participant whose credited service is calculated pursuant to the preceding clauses (a) and (b)(ii).

             1.42. "Period of Severance" means a period of time commencing on a person's Severance from Service Date and ending with the date that person resumes his or her employment with the Group.

             1.43. "Plan" means the Primark Corporation Savings and Stock Ownership Plan. Prior to January 1, 1997 the Plan was named the "Primark Corporation Employee Stock Ownership Plan."

             1.44. "Plan Year" means the calendar year commencing on January 1 and ending on the following December 31.

             1.45. "Primark Common Stock" means common stock, no par value, of the Company.

             1.46. "Qualified Nonelective Contributions" means contributions made by an Employer pursuant to Section 4.4 hereof, plus the amount of any qualified nonelective contributions (within the meaning of Section 401(m)(4)(c) of the Code) transferred on behalf of a Participant to this Plan from a Merged Plan.

             1.47. "Qualified Nonelective Contributions Account" means the separate account maintained for each Participant who has been allocated Qualified Nonelective Contributions that accounts for the Participant's share of the Trust Fund attributable to Qualified Nonelective Contributions.

             1.48. "Residential Loan" means any Loan made pursuant to Article 10 hereof that is used to acquire any dwelling unit that within a reasonable period of time is to be used (determined at the time the loan is made) as the principal residence of the Eligible Borrower.

             1.49. "Rollover Contributions" means rollover contributions made to the Plan pursuant to Section 3.7 hereof plus the amount of any rollover contributions transferred on behalf of a Participant to this Plan from a Merged Plan.

             1.50. "Rollover Contributions Account" means the separate account maintained for each Participant who has made Rollover Contributions that accounts for the

Participant's share of the Trust Fund attributable to the Participant's Rollover Contributions.

             1.51. "Section 414 Compensation" means W-2 wages paid by an Employer to an Employee during a Plan Year; provided, however, that the Committee may elect to (a) use any definition of compensation permitted under
Section 414(s) of the Code and the regulations thereunder in lieu of W-2 wages for any Plan Year and/or (b) limit the compensation taken into account with respect to an Employee to that portion of the Plan Year during which the Employee was eligible to participate in the Plan. In no event may a Participant's Section 414 Compensation exceed the dollar limitation imposed by
Section 401(a)(17) of the Code, as in effect from time-to-time and as adjusted as provided therein.

             1.52. "Severance from Service Date" means the earlier of:

                          (a) the date a person terminates his or her employment
with the Group by reason of quitting, retirement, death or discharge, or

                          (b) the date twelve (12) consecutive months after the
date a person remains absent from service with the Group (with or without pay) for any reason other than quitting, retirement, death or discharge.

             1.53. "Subaccounts" means the subaccounts established for each Participant that account for the investment of each Participant's Accounts in the funds described in Sections 7.1 and 7.2, and for such other amounts as the Committee deems it necessary or appropriate to establish a subaccount.

             1.54. "Supplemental Contributions" means contributions made by an Employer pursuant to Section 4.3 hereof plus the amount of any supplemental or discretionary contributions transferred on behalf of a Participant to this Plan from a Merged Plan.

             1.55. "Supplemental Contributions Account" means the separate account maintained for each Participant for whom Supplemental Contributions have been made or transferred to this Plan, which shall account for the Participant's share of the Trust Fund attributable to Supplemental Contributions made or transferred on the Participant's behalf.

             1.56. "Trust Agreement" means the agreement between the Company and the Trustee, as provided for in Article 12, as the same may hereafter be amended from time to time.

             1.57. "Trust Fund" means all the assets at any time held under the Plan by the Trustee as provided for in Article 12.

             1.58. "Trustee" means the Trustee or Trustees selected by the Chief Executive Officer of the Company which may at any time be acting as a Trustee under a Trust Agreement.

             1.59. "Valuation Date" means each day (or portion thereof) that the New York Stock Exchange is open for business, except as otherwise determined by either the Committee or the Trustee in their sole discretion and either with or without prior notice to Participants.

                                    ARTICLE 2

                          ELIGIBILITY AND PARTICIPATION

             2.1. Participation. (a) Each Employee who was a Participant in this Plan as of December 31, 1996 shall be eligible to continue to be a Participant as of the Enrollment Date occurring on January 1, 1997. Each other person who is an Employee on December 31, 1996 shall be eligible to become a Participant in this Plan as of the Enrollment Date occurring on January 1, 1997.

             (b) Each other person who becomes an Employee after December 31, 1996 shall be eligible to become a Participant on the first Enrollment Date occurring on or after the first day of his or her Period of Service, provided that he or she is still an Employee on such date.

             (c) Notwithstanding the foregoing provisions of this Section 2.1, an Employee who is who is regularly scheduled to work less than twenty (20) hours a week or who is a temporary employee (who, for example, is hired to work six (6) months or less or who is a summer or seasonal worker) shall only be eligible to become a Participant on the first Enrollment Date that occurs after completing at least one thousand (1,000) Hours of Service during the twelve consecutive month period following the Employee's date of hire or during any Plan Year.

             2.2. Enrollment as a Participant. (a) An Employee who is eligible to participate in the Plan may become a Participant by providing Notice to the Trustee (or, during any such period as may be designated by the Committee, to the Committee) by such date as prescribed by the Trustee (or during any period that Notice is to be provided to the Committee, by the Committee); provided, however, that at such time he or she is still an Employee. A Participant who provides proper Notice to become a Participant shall become a Participant as of the Enrollment Date coinciding with or immediately following the date Notice is provided or as soon as practicable thereafter.

                          (b) An Employee, in providing Notice as specified in
Section 2.2(a) shall:

                            (i) authorize the deduction by his Employer of
             Before Tax Contributions from his Compensation,

                           (ii) specify in which of the Funds he or she elects
             to have Before Tax Contributions, Employer Matching Contributions, any Qualified Nonelective Contributions, any Supplemental Contributions, and any other amounts allocated to his or her Accounts invested pursuant to Article 7,

                           (iii) agree to the terms of the Plan, and

                            (iv) designate a beneficiary to receive any benefits
that may be payable under the Plan subsequent to his or her death.

                          (c) A Participant may designate one or more persons as
beneficiary pursuant to Section 2.2(b)(iv); provided, however, that if more than one (1) person is named, the Employee shall indicate the shares and precedence of each person. A married Participant's spouse shall be deemed to be the Participant's beneficiary regardless of any contrary designation on file or later filed with the Committee, unless the spouse consents (acknowledging the effect of such consent) to the designation of a beneficiary other than the spouse and such consent is witnessed by a notary public or the Committee. A Participant may change his or her beneficiary from time to time by Notice to the Committee but only with the written consent of his or her spouse (witnessed by the Committee or a notary public), if he or she has a spouse at such time and the new beneficiary is a person other than such spouse. The consent of a previously designated non-spouse beneficiary shall not be required in any case. In the event the Participant fails to effectively designate a beneficiary as to any distribution, such distribution shall be made to such deceased Participant's spouse (as set forth above) if living, if not, then to such deceased Participant's estate.

                          (d) The authorizations, designations and elections
made pursuant to this Section 2.2 shall be deemed to be continuing as to current and succeeding Plan Years until changed by prior Notice to the Committee or the Trustee (as applicable).

             2.3. No Participation by Non-Covered Employees. (a) Notwithstanding any provision of this Plan to the contrary, a Participant who is employed by the Group but who is not an Employee (an "Inactive Participant") shall not be eligible to make Before Tax Contributions under Article 3 hereof or be entitled to any Employer Matching Contributions, Qualified Nonelective Contributions or Supplemental Contributions under Article 4 hereof (except to the extent provided therein) until the resumption of his or her status as an Employee.

                          (b) If an Inactive Participant again becomes an
Employee, he or she may resume making Before Tax Contributions as of any subsequent Enrollment Date by giving prior Notice to the Trustee by such date as prescribed by the Trustee.

                          (c) Notwithstanding any provision of this Plan to the
contrary, an Employee who has rights under chapter 43 of title 38, United States Code, resulting from qualified military service, shall be credited with service and entitled to make Before Tax Contributions to this Plan and be allocated Employer Matching Contributions and Supplemental Contributions to the extent required by applicable law and Section 414(u) of the Code.

                                    ARTICLE 3

                            PARTICIPANT CONTRIBUTIONS

             3.1. Before Tax Contributions. Each Participant may elect to make Before Tax Contributions to the Plan of any whole percentage of the Participant's Compensation for each payroll period. The minimum amount of Before Tax Contributions with respect to each payroll period shall be one percent (1%), and the maximum amount shall be fifteen percent (15%).

             3.2. Suspension of Contributions. A Participant may voluntarily suspend his or her Before Tax Contributions effective as of the beginning of any payroll period by giving prior Notice to the Trustee (or, during any period designated by the Committee, to the Committee) within the time limit prescribed by the Trustee (or, during any period that suspension Notices are to be filed with the Committee, by the Committee). Subject to the requirements of Section
8.6 hereof, a Participant may resume his or her Before Tax Contributions as of any Enrollment Date occurring after the date such suspension commenced by giving prior Notice to the Trustee (or, during any period designated by the Committee, to the Committee) by such date as prescribed by the Trustee (or, during any period that enrollment Notices are to be filed with the Committee, by the Committee).

             3.3. Changes in Contribution Elections. A Participant may increase or decrease, subject to Section 3.1, the amount of his or her Before Tax Contributions as of the beginning of any payroll period by giving prior Notice to the Trustee (or, during any period designated by the Committee, to the Committee) within the time limit prescribed by the Trustee (or, during any period that such Notices are to be filed with the Committee, by the Committee). Such changes in Before Tax Contributions shall become effective as soon as practicable after receipt of Notice by the Trustee (or, during any period that such Notices are to be filed with the Committee, by the Committee).

             3.4. Payment of Contributions. Participants' Before Tax Contributions shall be transferred to the Trustee under the Plan no later than the fifteenth (15th) day of the calendar month next following the month in which the Before Tax Contributions would otherwise have been paid to the Participant. Participants' Before Tax Contributions shall be treated under the Plan, ERISA and the Code as nonforfeitable Employer contributions. Before Tax Contributions shall not be required to be made from the current or accumulated profits of an Employer.

             3.5. No Make-Up of Contributions. No Participant who fails to make the maximum amount of Before Tax


                                      -24

Contributions permitted under Section 3.1, or who voluntarily suspends his or her Before Tax Contributions in accordance with Section 3.2, shall be permitted to make up such contributions in any subsequent payroll period, except to the extent provided by Section 2.3(c) hereof.

             3.6. Limitations on Before Tax Contributions. (a) No Participant shall be permitted to have Before Tax Contributions made to the Plan during any Plan Year to the extent such contributions, plus any elective deferrals under any other tax-qualified plan, exceed seven thousand dollars ($7,000) multiplied by the Adjustment Factor. A Participant shall promptly notify the Committee if such limitation is exceeded and the amount of such excess, plus gain or loss allocable thereto (as determined in accordance with applicable regulations) for the Plan Year shall be distributed to such Participant within three and one-half (3-1/2) months after the close of the Plan Year during which such excess contributions were made or as of such later date that is permissible under applicable regulations as may be determined by the Committee.

                  (b) If for any Plan Year the Actual Deferral Percentage for Highly Compensated Employees would exceed the greater of:

                   (i) the Actual Deferral Percentage of the Non-Highly Compensated Employees multiplied by one and one-fourth (1.25), or

                  (ii) the lesser of:

                  (A) two percent (2%) plus the Actual Deferral Percentage of the Non-Highly Compensated Employees, or

                  (B) the Actual Deferral Percentage of the Non-Highly Compensated Employees multiplied by two (2),

the Before Tax Contributions of the Highly Compensated Employees who are Participants shall be reduced to the extent necessary so that the Actual Deferral Percentage for the Highly Compensated Employees is not more than the greater of clause (i) or clause (ii) of this Section 3.6(b).

           (c) The reduction prescribed by Section 3.6(b) shall be accomplished by reducing in descending order the Before Tax Contributions of the Highly Compensated Employees who made the largest amount of Before Tax Contributions for the Plan Year until the limitations of this Section 3.6 are not exceeded. Any Before Tax Contributions in excess of the amount permitted under this Section 3.6, along with any gain or loss for the Plan Year allocable thereto (as determined in accordance with applicable regulations) with respect to the Highly Compensated Employee shall be refunded to the Highly Compensated Employees who are Participants within two and one-half (2-1/2) months after the close of the Plan Year or as of such later date as may be determined by the Committee. Employer Matching Contributions that are attributable to Before Tax Contributions distributed pursuant to Section 3.6(a) or this Section 3.6(c) shall be forfeited and used to reduce future Employer contributions.

           (d) The Actual Deferral Percentage of any Participant who is a Highly Compensated Employee for a Plan Year and who is eligible to have before tax contributions allocated to his or her accounts under two (2) or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Group shall be determined as if all such before tax contributions were made under a single plan or arrangement.

           (e) If the Plan satisfies the requirements of Section 401(a)(4) or
Section 410(b) of the Code only if aggregated with one (1) or more other plans or if one (1) or more other plans satisfy the requirements of Section 401(a)(4) or Section 410(b) of the Code only if aggregated with the Plan, the Actual Deferral Percentages of Employees shall be determined as if all such plans were a single plan.

           (f) The Committee may at any time, in its sole discretion, and upon notice to the affected Participants, unilaterally reduce, on a prospective basis, the maximum percentage of Compensation that Highly Compensated Employees may make as Before Tax Contributions to the Plan.

           3.7. Rollovers. Employees who are eligible to participate in the Plan may, subject to such rules as may be prescribed by the Committee, rollover to the Plan all or a portion of an eligible rollover distribution (within the meaning of Section 402(c)(4) of the Code), a rollover amount (within the meaning of Section 403(a)(4) of the Code), or a rollover contribution (within the meaning of Section 408(d)(3)(A)(ii) of the Code) to the Plan.


                                    ARTICLE 4

                             EMPLOYER CONTRIBUTIONS


           4.1. Matching Contributions. Each Employer shall make contributions to the Plan on behalf of each Participant who is an Employee of that Employer in an amount equal to fifty percent (50%) of the first six percent (6%) of each such Participant's Compensation contributed to the Plan as Before Tax Contributions. Employer Matching Contributions shall be transferred to the Trustee under the Plan either concurrently with the transfer of Participants' related Before Tax Contributions or as soon as practicable thereafter and shall immediately be allocated to the Accounts of the Participants on whose behalf they were made. Contributions made pursuant to this Section 4.1 shall be subject to the restrictions imposed by Sections 4.5 and 4.6 hereof.

           4.2. Contributions to Reinstate Forfeited Account Balances; Payment of Administrative Expenses. (a) Each Employer shall contribute to the Plan any amount necessary to reinstate amounts previously forfeited pursuant to Section 6.3.

           (b) To the extent not paid by the Trustee from the Trust Fund, each Employer shall pay its pro rata share of all administrative expenses of the Plan and of all fees and retainers of the Plan's Trustee, consultants, auditors and counsel (who may, but need not, be counsel to the Company and to the Trustee). Such pro rata share shall be based on the number of Employees of each Employer who were Participants in the Plan as of the first day of the Plan Year with respect to which the expense, fee or retainer was incurred. All expenses directly relating to the investments of the Trust Fund such as taxes, commissions, registration charges, etc. shall be paid by the Trustee from the Trust Fund.

           4.3. Supplemental Contributions. Subject to the restrictions imposed by Sections 4.5 and 4.6, in addition to the contributions required by Sections
4.1 and 4.2, each Employer may elect to make a Supplemental Contribution to the Plan in cash or Primark Common Stock in an amount determined by the Employer, which amount shall be allocated among the accounts of Participants who are Employees of the contributing Employer in proportion to the Compensation of such Participants for the Plan Year that is not in excess of $82,600 multiplied by a fraction, the numerator of which is the maximum benefit amount for the relevant Plan Year under Section 415(b)(1)(A) of the Code, as adjusted from time-to-time in accordance with
Section 415(d) of the Code, and the denominator of which is the maximum benefit amount under Section 415(b)(1)(A) for the year beginning January 1, 1996; provided, however, that (a) no supplemental contribution shall be made on behalf of any Participant who (i) is not an Employee as of December 31 of such Plan Year (unless the Participant terminated employment with the Employer during the Plan Year due to death, total disability (as certified by either the Social Security Administration or the applicable Employer's long-term disability carrier), transfer to another member of the Group or occurs after attaining age sixty-five (65)), or (ii) has not completed a Period of Service of at least one
(1) year; (b) if a Participant has not completed a period of service of at least 2 years, his Compensation for purposes of making the allocation provided for under this Section 4.3 shall be equal to his Compensation for the Plan Year multiplied by a fraction, the numerator of which is the number of months of the Participant's Period of Service minus 12 and the denominator of which is 12; and
(c) to the extent that the group of Employees with respect to which a Supplemental Contribution is made does not satisfy the test set forth in Section 410(b)(1)(A) of the Code no allocation shall be made to a number of Highly Compensated Employees (identified in descending order based on the W-2 compensation of such Employees for the relevant Plan Year) that is sufficient to cause such test to be satisfied. Supplemental Contributions may be transferred to the Trustee under the Plan at any time prior to the required filing date (including extensions) for the Company's federal income tax return for that Plan Year and shall be immediately allocated to the Supplemental Contributions Account of the Participant on whose behalf it was made.

           4.4. Qualified Nonelective Contributions. In the discretion of the Company, the Employers may make contributions to the Plan that are "qualified nonelective contributions" (within the meaning of Section 401(m)(4)(C) of the Code). Such contributions shall be made at such times and as of such dates as shall be determined by the Company and shall be allocated among Participants who are Highly Compensated Employees and Participants who are Non-Highly Compensated Employees in such manner as the Company shall determine in its sole discretion.

           4.5. Limitations on Contributions. The limitations imposed by Section 415 of the Code are hereby incorporated by reference. If due to a reasonable error in estimating a Participant's compensation for purposes of Section 415 of the Code, or any other reason provided for under applicable regulations, a Participant's annual additions (as defined in Section 415 of the Code) for any

Plan Year would otherwise exceed the limitations imposed by Section 415, the amount of the Participant's Before Tax Contributions, Employer Matching Contributions, Supplemental Contributions, and Qualified Nonelective Contributions which would otherwise be allocable to that Participant shall be reduced to the extent necessary to comply with such limitations. Such reductions shall be made in the following order of priority: (a) Before Tax Contributions with respect to which no Employer Matching Contributions were made, (b) Before Tax Contributions with respect to which Employer Matching Contributions were made (and such related matching contributions), (c) Supplemental Contributions, and (d) Qualified Nonelective Contributions. Any Employer Matching Contributions, Supplemental Contributions, or Qualified Nonelective Contributions that may not be allocated because of the limitations imposed by this Section 4.5 shall be credited to and held in a suspense account and shall be applied to reduce the amount of Employer Matching Contributions, Supplemental Contributions, or Qualified Nonelective Contributions otherwise required of the applicable Employer for the next following Plan Year(s) until exhausted. Any Before Tax Contributions (and any gain or loss attributable thereto) which may not be allocated to the Before Tax Contributions Account of a Participant because of the limitations imposed by this Section 4.5 shall be refunded to that Participant and shall not be considered a contribution under the Plan. If the Plan terminates because an employer ceases to exist at a time when Employer Matching Contributions, Supplemental Contributions, or Qualified Nonelective Contributions are still held in the suspense account established pursuant to this Section 4.5, such contributions shall be allocated to the extent possible under this Section 4.5 for the Plan Year in which the termination occurs. In addition to, and notwithstanding the foregoing, the Committee may, in its discretion, take such other actions permissible under the Code and ERISA as the Committee may deem advisable to comply with the requirements of Section 415 of the Code.

           If in any Plan Year the limitations imposed by Section 415 of the Code would be exceeded in any case in which an Employee is participating in one
(1) or more qualified defined contribution plans and in one (1) or more qualified defined benefit plans (as those terms are defined in Section 415(k) of the Code) maintained by the Group, contributions and accrued benefits with respect to each type of qualified retirement plan shall be reduced in the following order of priority:

                         (a) defined benefit plans, and

                         (b) profit sharing plans with a salary deferral feature
under Section 401(k) of the Code.

           4.6. Limitations on Matching Contributions. (a) If the Average Contribution Percentage of Highly Compensated Employees for any Plan Year would exceed the greater of:

                 (i) the Average Contribution Percentage of Non-Highly Compensated Employees multiplied by one and one-fourth (1.25), or

                (ii)  the lesser of:

                      (A) two percent (2%) plus the Average Contribution Percentage of Non-Highly Compensated Employees, or

                      (B) the Average Contribution Percentage of Non-Highly Compensated Employees multiplied by two (2),

the Employer Matching Contributions of the Highly Compensated Employees who are Participants shall be reduced to the extent necessary so that the Average Contribution Percentage for Highly Compensated Employees does not exceed the greater of clause (i) or clause (ii) of this Section.

                 (b) If for any Plan Year the Actual Deferral Percentage of the Highly Compensated Employees plus the Average Contribution Percentage of such Highly Compensated Employees exceeds the limitation imposed by Treasury Regulations Section 1.401(m)-2, which is hereby incorporated by reference, the Employer Matching Contributions of the Highly Compensated Employees who are

Participants shall be reduced to the extent necessary so that the Average Contribution Percentage for the Highly Compensated Employees, when added to the Actual Deferral Percentage for such Highly Compensated Employees, does not exceed such limitation.

                  (c) The reductions prescribed by Sections 4.6(a) and 4.6(b) shall be accomplished by reducing in descending order the Employer Matching Contributions made on behalf of those Highly Compensated Employees who were allocated the largest amount of such contributions for such Plan Year until the limitations of this Section 4.6 are not exceeded. Any Employer Matching Contributions in excess of the amount permitted under this Section 4.6, along with any gain or loss for the Plan Year allocable thereto (as determined in accordance with applicable regulations) with respect to the Highly Compensated Employee shall, to the extent permitted by applicable regulations, be distributed to the Highly Compensated Employee within two and one-half (2-1/2) months after the close of the relevant Plan Year (or as of such later date as may be determined by the Committee).

                  (d) The Average Contribution Percentage of any Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to make employee contributions or to have matching contributions, qualified nonelective contributions or elective deferrals (as defined in Section 401(m)(4) of the Code) allocated to his or her account under two (2) or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Group shall be determined as if all such contributions and deferrals were made under a single plan.

                  (e) If the Plan satisfies the requirements of Section 401(a)(4) or Section 410(b) of the Code only if aggregated with one (1) or more other plans or if one (1) or more other plans satisfy the requirements of
Section 401(a)(4) or Section 410(b) of the Code only if aggregated with the Plan, the Average Contribution Percentages of Employees shall be determined as if all such plans were a single plan.

             4.7. ESOP Allocations. Allocations under this Plan for the Plan Year ending December 31, 1996 to Employees who were Participants in this Plan as of December 31, 1996 shall be made in accordance with the terms of this Plan as in effect on December 31, 1996.


                                    ARTICLE 5

                                    ACCOUNTS


             5.1. Maintenance of Accounts. The Committee shall maintain, as applicable, for each Participant a Before Tax Contributions Account, an Employer Matching Contributions Account, an ESOP Account, an ESOP Diversification Account, a Supplemental Contributions Account, a Qualified Nonelective Contributions Account, a

Rollover Contributions Account and an After Tax Contributions Account.

             5.2. Adjustments to Accounts; Statements Provided to Participants. As of each Valuation Date, the Accounts of each Participant shall be adjusted to reflect contributions, withdrawals, distributions, income earned or accrued, and increase or decrease in the value of Trust Fund assets since the preceding Valuation Date. Trust Fund earnings or losses shall be allocated proportionately on the basis of Account balances among the respective Accounts and in a fair and equitable manner as determined by the Trustee and/or the Committee. The Trustee shall provide each Participant with a statement of the Participant's Account balances under the Plan on a quarterly basis.


                                    ARTICLE 6

                             VESTING AND FORFEITURES


             6.1. Before Tax Contributions; Qualified Nonelective Contributions; Certain Transferred Amounts. The Before Tax Contributions Account, Qualified Nonelective Contributions Account, Rollover Contributions Account and After Tax Contributions Account of a Participant shall be fully vested and nonforfeitable at all times.

             6.2. Employer Matching Contributions Account, ESOP Accounts and Supplemental Contributions Account.

(a) A Participant's Employer Matching Contributions Account, ESOP Accounts, and Supplemental Contributions Account shall be fully vested and nonforfeitable upon the first to occur of the following: (i) the Participant's completion of a Period of Service of three (3) years, (ii) the Participant's attainment of age sixty-five (65) (which shall be the Plan's normal retirement age) while an employee of the Group, (iii) the Participant's death while employed by the Group, or (d) the Participant's total disability while an employee of the Group, as certified by either the Social Security Administration or the applicable Group member's long-term disability carrier.

                  (b) Notwithstanding the provisions of Section 6.2(a) hereof:
(i) in the case of a Participant who was employed as of December 31, 1996 by any Employer that sponsored a Merged Plan that was merged into this Plan as of December 31, 1996, the vested interest of such Participant in the Participant's Employer Matching Contributions Account and any Supplemental Contributions Account shall not be less than what the Participant's vested interest in such accounts would be if the vesting schedule, provisions relating to the vesting of benefits at "normal retirement age" and/or provisions for crediting years of service for vesting purposes under the applicable Merged Plan as of December 31, 1996 applied to such Participant under this Plan; and (ii) in the case of any other Participant for whom an account balance under a

Merged Plan is transferred to this Plan, the vested interest of such Participant in such transferred account balance and his Employer Matching Contributions Account and Supplemental Contributions Account (if any) shall not be less than what the Participant's vested interest would be if the vesting schedule and provisions relating to the vesting of benefits at "normal retirement age" under the Merged Plan as of the applicable Merger Date applied to the Participant under this Plan.

             6.3. Forfeitures. (a) The nonvested portion (if any) of a Participant's Employer Matching Contributions Account, ESOP Account, ESOP Diversification Account, and Supplemental Contributions Account (if any) shall be forfeited as of the earlier of (i) the date on which the Participant receives a distribution of the Participant's entire vested Account Balance (provided such distribution is made not later than the end of the second Plan Year following the Plan Year in which the Participant terminates employment with the Group), and (ii) the date that the Participant incurs five (5) consecutive One-Year Breaks in Service. Notwithstanding the foregoing, the forfeiture of an ESOP Account balance of a Participant who terminated employment with the Group prior to January 1, 1997 shall be governed by the terms of the Plan as in effect on December 31, 1996. If a former employee of the Group who has forfeited the nonvested portion of his or her Employer Matching Contributions Account, ESOP Account,

ESOP Diversification Account, or Supplemental Contributions Account later resumes employment by the Group before he or she has five (5) consecutive One Year Breaks in Service, that portion of any such Account which was previously forfeited shall be reinstated as his or her beginning Account balance and he or she shall receive full credit for his or her previous Period of Service. The source of the reinstated funds shall first be from the then applicable forfeitures with respect to Participants formerly employed by the same Employer that previously employed the Participant, and to the extent necessary then from contributions by such Employer as provided in Section 4.2(a).

                  (b) Except to the extent provided in Sections 3.6, 4.5 and 4.6, forfeitures under the Plan shall result only from a Participant's termination of employment with the Group before satisfying the vesting requirements of Section 6.2 hereof. All forfeitures under the Plan shall be used as soon as practicable to reduce any subsequent contributions required of the applicable Employer under Article 4 hereof; provided, however, that if the employer of the Participant whose nonvested Accounts are forfeited is not an Employer at the time of the forfeiture, the forfeiture shall be used to reduce the contributions required of the Company, except to the extent otherwise determined by the Chief Executive Officer of the Company.

             6.4. Determination of Period of Service. In determining the Period of Service of a Participant, a Participant who has five (5) or more consecutive One Year Breaks in Service shall receive credit for his or her Period of Service prior to such One Year Breaks in Service only if either (i) he had any nonforfeitable interest in his or her Employer Matching Contributions Account, ESOP Account, ESOP Diversification Account, or Supplemental Contributions Account at the time of his or her separation from service with the Group, or
(ii) his or her Period of Service in years exceeds his or her number of consecutive One Year Breaks in Service. Notwithstanding the foregoing, in the case of any Participant who has incurred five (5) consecutive One Year Breaks in Service, his or her Period of Service after such One Year Breaks in Service shall not be taken into account for determining the vested percentage of his or her Accounts attributable to periods prior to such five (5) consecutive One Year Breaks in Service.


                                    ARTICLE 7

                           INVESTMENT OF CONTRIBUTIONS


             7.1. Funds. Contributions made to this Plan, and amounts held under this Plan, on or after January 1, 1997 shall be invested in accordance with the provisions of this Article 7 (except as provided in Section 10.4) in a

Primark Stock Fund and such other investment funds as shall be specified by the Committee from time-to-time.

             7.2. Loan Fund. The Plan shall maintain a Loan Fund which shall consist of promissory notes evidencing Loans made pursuant to Article 10 hereof. time-to-time.

             7.3. Investment of ESOP Accounts. A Participant's ESOP Account and ESOP Diversification Account shall at all times be invested in the Primark Stock Fund, except that a Participant's ESOP Diversification Account may be invested in any of the Funds after a Participant becomes fully vested in such Account.

             7.4. Investment of Employer and Participant Contributions.

                  (a) Before Tax Contributions, Employer Matching Contributions, Qualified Nonelective Contributions, and Supplemental Contributions shall be invested in accordance with the investment election made by a Participant as of his or her Enrollment Date, or as subsequently changed in accordance with Sections 7.5 and 7.6.

                  (b) Subaccounts shall be established for each Participant under each Fund to which contributions on his or her behalf have been allocated.

             7.5. Change in Investment Elections. A Participant may change his or her investment election as


                                      -42
to the investment of future contributions made to the Plan on his or her behalf by giving prior notice to the Trustee (or, during any period designated by the Committee, to the Committee) in accordance with rules prescribed by the Trustee (or, during any period that enrollment Notices are to be filed with the Committee, by the Committee).

             7.6. Change in Existing Investments. (a) In accordance with rules prescribed by the Committee, a Participant may transfer as of any Valuation Date all or any portion of his or her Before Tax Contributions Account, Employer Matching Contributions Account, Supplemental Contributions Account, Qualified Nonelective Contributions Account, After Tax Contributions Account, Rollover Contributions Account, and vested ESOP Diversification Account invested in any of the Funds to any of the other Funds; provided, however, that transfers to or from the Primark Stock Fund shall be made and occur in accordance with the provisions of Section 7.6(b) hereof. A Participant who is subject to liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, with respect to Primark Common Stock may make a transfer involving his or her ESOP Account or Primark Stock Subaccount only after consultation with the Company's General Counsel (or such other person as may be designated by the Company's Chief Executive Officer).

             (b) If a Participant elects to transfer all or a portion of any of the Participant's Accounts that are invested in any of the Funds (other than the Primark Stock Fund) (the "Transferror Fund(s)") to the Primark Stock Fund, no portion of the Participant's Accounts invested in the Transferror Fund(s) shall be liquidated for the purpose of effecting the transfer until the close of business on the first business day of the calendar week following the calendar week during which the Participant provided Notice of the transfer, and the proceeds from such liquidation shall be reinvested in the Primark Stock Fund at such time. If a Participant elects to transfer all or a portion of any of the Participant's Accounts that are invested in the Primark Stock Fund to any other Fund(s) (the "Transferee Fund(s)"), no portion of the Primark Stock Fund Subaccount under the relevant Accounts shall be liquidated until the first business day of the calendar week following the calendar week during which Notice of the transfer was given. The net proceeds from such liquidation of all or a portion of the Participant's Primark Stock Fund Subaccount under the relevant Accounts shall be reinvested by the Trustee in the Transferee Fund(s) as soon a practicable after receipt of such proceeds by the Trustee. An election Notice that is received after the Cut-Off Time (as defined in Section 7.6(d) hereof) on the last business day of a week shall be treated as received on the first business day of the following week.

             (c) Commencing on January 1, 1997, and on the first day of each Plan Year thereafter until January 1, 2001, an amount (rounded to the nearest whole number) equal to twenty percent (20%) of the number of shares of Common Stock allocated to a Participant's ESOP Account as of January 1, 1997 shall be transferred to an ESOP Diversification Account established for the Participant who has an ESOP Account under the Plan as of such date; provided, however, that:
(a) the number of shares to be transferred as of January 1 each such year shall be reduced (but not below zero) by the sum of (i) the number of shares liquidated during the immediately preceding Plan Year in order to fund a Loan made to the Participant pursuant to Article X hereof on account of a "life event" and (ii) the number of shares liquidated to fund any such loan made to the Participant during any other preceding Plan Year to the extent such liquidation did not reduce (pursuant to this proviso) the number of shares transferred from the Participant's ESOP Account to the Participant's ESOP Diversification Account; and (b) as of January 1, 2001, the entire balance of a Participant's ESOP Account shall be transferred to the Participant's ESOP Diversification Account. Shares of Primark Common Stock transferred from a Participant's ESOP Account to the Participant's ESOP Diversification Account shall be transferred in the order they were first allocated to the Participant's ESOP Account.

             (d) Transfers made pursuant to Section 7.6(a) hereof will be effected as of the close of business on the Valuation Date that the transfer instruction is received by the Trustee if the instruction is received on or before the Cut-Off Time, or if the instruction is received after the Cut-Off Time or on a day that is not a Valuation Date, as of the close of business on the next Valuation Date. Notwithstanding the foregoing, the Committee or the Trustee may, in their sole discretion and either with or without prior notice to Participants, suspend, delay, limit or restrict the execution of Participant transfer elections for such periods as the Committee or the Trustee may in their sole discretion determine. For purposes of this Section 7.6, "Cut-Off Time" means 4:00 p.m. Eastern Time or such other time as may be prescribed by the Committee or the Trustee.

             7.7. Voting of Shares Held in the Primark Stock Fund. Before each annual or special meeting of the shareholders of Primark, each Participant with a Primark Stock Fund Subaccount shall be furnished a copy of the applicable proxy solicitation material for such meeting, together with a request for his or her confidential instructions to the Trustee as to how the shares of Primark Common Stock held in the Primark Stock Fund then credited to his or her Primark Stock Fund Subaccount (excluding therefrom any fractional shares) as of the most recent practicable Valuation Date prior to such record date for which information is available should be voted. On each matter, the Trustee shall vote:

                  (a) shares of Primark Common Stock for which it has received timely voting instructions in accordance with such instructions; and

                  (b) shares of Primark Common Stock for which it has not received timely voting instructions from Participants, or which are pending allocation to Participants' Accounts, in the same proportion as it votes those shares of Primark Common Stock for which it has received timely voting instructions from Participants on such matter.

             7.8. Tender or Exchange Offers. Each Participant shall have the right, to the extent of shares of Primark Common Stock allocated to his or her Primark Stock Fund Subaccount as of the most recent practicable Valuation Date prior to such record date for which information is available, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares. The Trustee shall utilize its best efforts to timely distribute or to cause to be distributed to each Participant such information as will be distributed to shareholders of Primark in connection with any such tender or exchange offer. Upon timely receipt of such written directions from a Participant, the Trustee shall respond as directed with respect to the shares of Primark Common Stock representing all, but not less than all, of the shares over which that Participant has the right of direction. If the Trustee shall not have received timely written directions from any Participant as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any such shares with respect to which that Participant has the right of direction. Shares of Primark Common Stock held by the Trustee pending allocation to Participants' Accounts shall be tendered or exchanged by the Trustee in the same proportion as are tendered or exchanged those shares with respect to which Participants have the right of direction.

             7.9. Confidentiality. Information relating to the purchase, holding, and sale of Primark Common Stock, and the directions received by the Trustee from Participants pursuant to Sections 7.7 and 7.8 shall be held by the Trustee in accordance with procedures developed by the Committee and/or Trustee that are designed to safeguard the confidentiality of such information (except to the extent necessary to permit the Company and the Participant to ensure compliance with Federal and state laws not preempted by ERISA). The Committee shall be responsible for ensuring that the procedures provided for by Sections 7.7, 7.8 and this Section 7.9 are sufficient to safeguard the confidentiality of such Participant information, that such procedures are being followed, and that an independent fiduciary is appointed to carry out any activities which the Committee determines involve a potential for undue employer influence upon Participants and beneficiaries with respect to the direct or indirect exercise of shareholder rights.


                                    ARTICLE 8

                          WITHDRAWALS DURING EMPLOYMENT


             8.1. Withdrawals After Age 59-1/2. (a) Subject to the provisions of this Article 8, a Participant who has attained age 59-1/2 may elect to withdraw all or a portion of the Participant's Before Tax Contributions Account and Qualified Nonelective Contributions Account or all or any amount of the vested portion of the Participant's Employer Matching Contributions Account, ESOP Diversification Account, and Supplemental Contributions Account; provided, however, that (a) in the case of a Participant who has not been an active participant in the Plan (including participation in a Merged Plan) for at least sixty (60) months (which need not be consecutive) before the date of such withdrawal, the Employer Matching Contributions, Supplemental Contributions, and ESOP Diversification Account allocations actually made or allocated during the most recent preceding twenty-four (24) months may not be withdrawn, and (b) the date as of which an amount was allocated to a Participant's ESOP Diversification Account shall be determined by reference to the date such amount was allocated to the Participant's ESOP Account. Amounts withdrawn pursuant to this Section 8.1 shall be charged to a Participant's Accounts in the following order: Before Tax Contributions Account; Qualified Nonelective Contributions Account; vested Employer Matching Contributions Account; vested Supplemental Contributions Account; and vested ESOP Diversification Account. A Participant may make only one withdrawal pursuant to this Section 8.1 in any consecutive twelve (12) month period (except as otherwise permitted under rules adopted and consistently applied in a uniform and nondiscriminatory manner by the Committee.

             8.2. Hardship Withdrawals of Before Tax Contributions. (a) Subject to the provisions of this Article 8, a Participant may withdraw any amount of his or her Before Tax Contributions (not including any earnings thereon and reduced by the amount of any prior withdrawal of such contributions) from his or her Before Tax Contributions Account on account of hardship. For purposes of this Plan a withdrawal is on account of hardship only if:

                          (i) the withdrawal is made because of an immediate and heavy financial need of the Participant (as determined in accordance with Subsection (b)), and

                         (ii) the withdrawal is necessary to satisfy such
             financial need (as determined in accordance with Subsection (c)).

                         (b) For purposes of this Section 8.2, a distribution is
on account of an immediate and heavy financial need of a Participant only if the distribution is on account of:

                           (i) medical expenses described in Section 213(d) of
             the Code previously incurred by the Participant, the Participant's spouse, or any dependent (as defined in Section 152 of the Code) or necessary for such persons to obtain medical care described in
             Section 213(d) of the Code; or

                          (ii) costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments); or

                         (iii) the payment of tuition and related educational
             fees (to the extent permitted under applicable regulations and/or Internal Revenue Service pronouncements) for the next twelve (12) months of post secondary education for the Participant, the Participant's spouse, children, or dependents; or

                          (iv) the need to prevent the eviction of the
             Participant from the Participant's principal residence or foreclosure of the mortgage on the Participant's principal residence; or

                           (v) any other event or occurrence that the
             Commissioner of the Internal Revenue Service (the "Commissioner") may designate through the publication of revenue rulings, notices, and other documents of general applicability as constituting immediate and heavy financial need.

                         (c) For purposes of this Section 8.2, a distribution is
necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

                           (i) the distribution is not in excess of the amount
             of the immediate and heavy financial need of the Participant;

                          (ii) the Participant has obtained all distributions,
             other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under this Plan and all plans maintained by the Group;

                         (iii) the Participant is prohibited under the terms of
             the Plan or a legally enforceable agreement from making elective contributions and employee contributions to the Plan and all other plans maintained by the Group, to the extent required by applicable regulations, for at least twelve (12) months after receipt of the hardship distribution; and

                          (iv) the Plan, and all other plans maintained by the
             Group, limit the Participant's elective contributions for the next taxable year to the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship withdrawal.

             A distribution shall also be deemed to be necessary to satisfy an immediate and heavy financial need to the extent prescribed by the Commissioner of the Internal Revenue Service through the publication of revenue rulings, notices, and other documents of general applicability.

             8.3. Withdrawals on Account of Life Events. Subject to the provisions of this Article 8, a Participant may elect to withdraw all or a portion of the Participant's vested ESOP Diversification Account on account of a life event; provided, however, that (a) the amount withdrawn may not exceed the cost or liability associated with the life event, (b) in the case of a Participant who has not been an active Participant in the Plan for at least sixty (60) months before the date of such withdrawal, the allocations actually made to the Participant's ESOP Diversification Account during the most recent preceding twenty-four (24) months may not be withdrawn, and (c) the date as of which an amount was allocated to a Participant's ESOP Diversification Account shall be determined by reference to the date such amount was allocated to the Participant's ESOP Account. For purposes of this Section 8.3, a withdrawal is on account of a "life event," if it is on account of medical expenses incurred by the Participant, his or her spouse or any of their dependents, the purchase of a residence (whether or not primary) by the Participant, tuition and related education expenses (whether pre-school, primary, secondary or post-secondary) incurred by the Participant, his or her spouse or any of their dependents, costs related to a the adoption of a child by the Participant or property settlement or support agreement entered into in connection with a divorce proceeding to which the Participant is a party, or a legal proceeding in which the Participant is a defendant.

             8.4. Withdrawals of Rollover Contributions and After Tax Contributions. Subject to the provisions of this Article 8, a Participant may elect to withdraw as of any Valuation Date all or a portion of his or her Rollover Contributions Account and/or After Tax Contributions Account; provided, however, that a Participant may make only one withdrawal pursuant to this
Section 8.4 in any consecutive six (6) month period (except as otherwise permitted under rules adopted and consistently applied in a uniform and nondiscriminatory manner by the Committee, or to the extent necessary to comply with the requirements of Section 411(d)(6) of the Code).

             8.5. Application for Withdrawals; Processing. A request for a withdrawal shall be made by a Participant by providing Notice to the Trustee (in the case of a withdrawal pursuant to Sections 8.1 or 8.4 hereof), the Committee (in the case of a withdrawal pursuant to Section 8.2 hereof) or the Company's Personnel Manager (or such other person who may be designated by the Company's General Counsel) (in the case of a withdrawal pursuant to Section 8.3 hereof) within such period of time as the Committee may prescribe. The Committee or the Company's Personnel Manager (or such other person as may be designated by the Company's General Counsel), as applicable, shall evaluate the written application of a Participant for a hardship withdrawal or life event withdrawal in accordance with a uniform and nondiscriminatory policy applicable to all Participants similarly situated and shall direct the Trustee to make a hardship distribution or life event distribution to such Participant upon a finding of such hardship or the occurrence of a life event in accordance with the provisions of Section 8.2 or 8.3. A Participant making application hereunder for a hardship withdrawal or life event withdrawal shall provide such information and representations as the Committee or the Company's Personnel Manager (or such other person as may be designated by the Company's General Counsel), as applicable, deems necessary or appropriate. Withdrawal

Notices pursuant to this Article 8 that are properly made shall be processed as soon as practicable after receipt, subject to complying with the requirements of
Section 402(f) of the Code.

             8.6. Restrictions on Contributions After a Withdrawal. A Participant who makes a withdrawal pursuant to Sections 8.2 or 8.3 hereof shall be prohibited from making any Before Tax Contributions under this Plan (or any elective contributions or employee contributions under any plan maintained by the Group), until the next Enrollment Date following the expiration of at least twelve (12) months (six (6) months in the case of a withdrawal made pursuant to Section 8.3 hereof) after the receipt of such a distribution. A Participant who makes a hardship withdrawal pursuant to Section 8.2 shall not be permitted to make Before Tax Contributions to the Plan for the taxable year of the Participant following the taxable year of the hardship distribution in excess of the maximum amount permitted under Section 3.6(a) hereof minus the amount of the Participant's Before Tax Contributions for the taxable year of the hardship withdrawal.

             8.7. Effect of Withdrawals on Investments. Withdrawals from a Participant's Accounts pursuant to this Article 8 shall be charged to each Fund in which the Participant has a Subaccount under the relevant Accounts, proportionately to each such Subaccount other than the Participant's Primark Stock Fund Subaccount (if any) and then, if necessary, to the Participant's Primark Stock Subaccount under the relevant Accounts. Withdrawals made pursuant to this Article 8 shall be made as soon as practicable after the withdrawal is processed and a Participant's Accounts shall be adjusted accordingly. A Participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may make a withdrawal from his or her Primark Stock Fund Subaccount only after consultation with the Company's General Counsel (or such other person as may be designated by the Company's Chief Executive Officer).

             8.8. Timing and Form of Payment of Withdrawals. All withdrawals pursuant to this Article 8 shall be paid in cash in a lump sum as soon as practicable after the withdrawal has been processed and any applicable legal requirements have been satisfied; provided, however, that a Participant may, by giving prior Notice to the Trustee and within such time limit as the Trustee shall prescribe, elect to have that portion of his or her withdrawal which is charged against his or her Primark Stock Fund Subaccount paid in shares of Primark Common Stock with the value of any fractional shares and any uninvested funds held in such Subaccounts paid in cash.

             8.9. Withdrawals Only Available to Employees. A Participant may make a withdrawal pursuant to this Article 8 only if he or she is an employee of the Group at the time of the withdrawal.

                                    ARTICLE 9

                               PAYMENT OF BENEFITS


             9.1. Distribution of Benefits Upon Occurrence of a Distribution Event.

                  (a) If a Distribution Event occurs with respect to a Participant, such Participant may, by prior Notice to the Trustee, elect to receive a distribution of his or her entire vested Account Balance. As soon as practicable after receipt of a Participant's distribution election Notice, but subject to Section 9.1(d) hereof, the Trustee shall distribute the Participant's Account Balance in accordance with the Participant's election.

                  (b) As soon as practicable after the Trustee receives notice of (i) the occurrence of a Distribution Event with respect to a Participant whose vested Account Balance does not exceed $3,500 or who has attained age sixty-five (65), or (ii) a Participant's attainment of age sixty-five (65) after the occurrence of a Distribution Event, the Trustee shall distribute the vested Account Balance of such Participant to the Participant (or in the case of a deceased Participant, the Participant's beneficiary, as designated in accordance with Section 2.2(b)), subject to complying with the requirements of Section 9.1(d) hereof.

                  (c) If no portion of a Participant's Employer Matching Contributions Account, ESOP Account, ESOP Diversification Account, or Supplemental Contributions Account is vested at the time the Participant receives a distribution of his or her entire vested Account Balance, the Participant shall be deemed to have received a distribution of his or her entire nonforfeitable interest in such Accounts (which, since the Participant is not vested, is zero).

                  (d) In no event shall the Trustee distribute a Participant's vested Account Balance prior to the requirements of Section 402(f) of the Code being satisfied.

             9.2. Payment of Benefits by Trustee; Form of Payment. All amounts distributable pursuant to Section 9.1 shall be paid as soon as practicable after the Trustee receives Notice from a Participant electing to receive a distribution (as described in Section 9.1(a)) or notice of a Distribution Event or death of a Participant (as described in Section 9.1(b)) and any applicable legal requirements have been satisfied; provided, however, that in the case of Participants who have attained age sixty-five (65), such distributions shall be made not later than sixty (60) calendar days after the close of the Plan Year in which the Participant attained age sixty-five

(65). Distributions made in accordance with this Article from the Funds shall be paid in cash; provided, however, if a Participant so elects, distributions from a Participant's Primark Stock Fund Subaccount shall be made in whole shares of Primark Common Stock, with fractional shares and any uninvested funds held in the Primark Stock Fund Subaccount paid in cash. The amount distributed to a Participant or beneficiary shall be equal to the applicable Participant's Account Balance as of the date that the Trustee processes the distribution instruction.

             9.3. Certain Rules Applicable to Payment of Benefits. Notwithstanding any other provision of the Plan to the contrary, the vested portion of a Participant's Accounts shall be distributed to him not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1//2, or, with respect to amounts allocated to a Participant's account after such date, by April 1, of the calendar year following the calendar year as of which such amounts are allocated; provided, however, that the provisions of this Section 9.3 shall only apply to a Participant who is a five-percent (5%) owner (within the meaning of Section 416 of the Code).

             9.4. Payment to Participant's Estate. If there is no person alive to receive and provide receipt for any payment due under the Plan, the Committee shall direct that such payment or payments be made to the estate of the deceased Participant or the last deceased payee, as the case may be.

             9.5. Incapacity of Payee. If any person who is entitled to receive any benefits hereunder is, in the sole and absolute judgment of the Committee, legally, physically or mentally incapable of personally receiving and providing receipt for any distributions, the Committee in its sole and absolute discretion may instruct the Trustee to make distribution to such other person, persons, institution or institutions as in the judgment of the Committee shall then be maintaining or have custody over such distributee. The Committee may rely upon the report of a duly licensed physician with regard to capacity or may in its sole and absolute discretion first require persons claiming benefits to obtain an appropriate court order determining such person's capacity.

             9.6. Committee Determines Payee. Except as otherwise provided by ERISA, the determination of the Committee as to the identity of the proper payee for any payment and the amount properly payable shall be conclusive, and payment in accordance with such determination shall, to the extent thereof, constitute a complete discharge of all obligations to such payee under the Plan.

             9.7. Rollover Distributions. (a) A Participant may elect, at the time and in the manner prescribed by the Trustee, to have any portion of an Eligible Rollover

Distribution paid directly to an Eligible Retirement Plan specified by the Participant as a direct rollover. Notwithstanding the foregoing, a Participant shall not be entitled to elect a direct rollover of an amount that is not in excess of any minimum dollar amount that the Committee may prescribe from time to time in accordance with applicable regulations.

                  (b) For purposes of this Section 9.7, an "Eligible Rollover Distribution" is any distribution of all or any portion of a Participant's Accounts, except that an Eligible Rollover Distribution shall not include (i) any distribution that is one of a series of substantially equal periodic payments (paid not less frequently than annually) made for a specified period of ten years or more, (ii) any distribution to the extent that such distribution is required under Section 401(a)(9) of the Code, or (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (c) For purposes of this Section 9.7, an "Eligible Retirement Plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in

Section 401(a) of the Code, that accepts the Participant's Eligible Rollover Distribution.

                  (d) The surviving spouse of a deceased Participant or a Participant's spouse or surviving spouse who is an alternate payee under a qualified domestic relations order (within the meaning of Section 414(p) of the Code) shall be treated as a Participant for purposes of this Section 9.7; provided, however, that in the case of a surviving spouse, the term Eligible Retirement Plan shall include only an individual retirement account or individual retirement annuity.

             9.8. Distributions Pursuant to Qualified Domestic Relations Orders. Notwithstanding any other provision of Article 8 or this Article 9 to the contrary, all or a portion of a Participant's Accounts may be distributed at any time to an "alternate payee" (within the meaning of Section 414(p) of the Code) pursuant to a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code) to the extent permitted by applicable regulations. An alternate payee shall have the same rights under this Plan as a Participant to the extent required by a qualified domestic relations order and applicable law.

                                   ARTICLE 10

                                      LOANS


             10.1. Availability of Loans; Application for Loans. (a) Subject to the terms and conditions of this Article 10, the Trustee may loan to an Eligible Borrower as of any Valuation Date an amount from the Eligible Borrower's Before Tax Contributions Account, Qualified Nonelective Contributions Account, Rollover Contributions Account, and/or the vested portion of the Eligible Borrower's (i) Employer Matching Contributions Account, (ii) Supplemental Contributions Account, (iii) ESOP Diversification Account, and (iv) in the event of a "life event" (as defined in Section 8.3 hereof) with respect to the Eligible Borrower, the Eligible Borrower's ESOP Account, that is not less than $500 and that, when added to any other Loan outstanding to the Eligible Borrower does not exceed the lesser of (i) 50% of the Eligible Borrower's vested Account Balance; or (ii) $50,000 reduced by the highest outstanding balance of loans, during the twelve
(12) month period immediately preceding the date the Loan is made, from the Plan and from any other tax qualified retirement plan maintained by the Group.

                   (b) Loans shall be made available to Eligible Borrowers on a reasonably equivalent basis without regard to race, color, religion, sex, age or national origin and after giving consideration only to those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans. Notwithstanding the foregoing, the Committee may impose different terms and conditions on Loans made at different times and to different Eligible Borrowers. The Committee may change the terms of any outstanding loan to the extent required by applicable law. A Participant who applies for a Loan on account of a "life event" shall provide the Company's Personnel Manager (or such other person as may be designated by the Company's General Counsel) with such information and representations as the Company's Personnel Manager (or such other person as may be designated by the Company's General Counsel) determines is necessary or appropriate.

                  (c) An application for a Loan shall be made by an Eligible Borrower by providing Notice to the Trustee (in the case of a Nonresidential
Loan) or the Committee (in the case of a Residential Loan) within such period of time prior to the date of the Loan as the Committee may prescribe; provided, however, that any application for a life event loan shall be made by providing Notice to the Company's Personnel Manager (or such other person as may be designated by the Company's General Counsel).

            10.2. Terms of Loans. (a) Loans shall bear a floating interest rate equal to the Prime Rate quoted by the Wall Street Journal as of the first business day of the applicable calendar quarter during which the loan is outstanding plus one percent (1%).

                  (b) Loans shall be adequately secured, but in no event shall more than 50% of an Eligible Borrower's vested Account Balance under the Plan at the time of the loan be considered as security. The adequacy of such security shall be determined by the Committee, in its sole discretion, in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm's-length terms.

                  (c) The period of repayment for each Loan shall be arrived at by mutual agreement between the Trustee and/or the Committee and an Eligible Borrower but such period shall not in any case exceed five (5) years; provided, however, that a Residential Loan may have a term of up to twenty-five (25) years.

                  (d) Loan repayments by a Borrower who is an employee of the Group shall be made through regular payroll deductions made not less frequently than quarterly from amounts otherwise payable to the Eligible Borrower. Any Borrower who is not receiving any compensation from a member of the Group from which payroll deductions can be made shall be required to make required Loan repayments by personal check, money order or a certified or cashier's check delivered to the Committee on or before their respective due dates or otherwise in accordance with rules prescribed by the Committee. Cash payments shall not be accepted.

                  (e) A Borrower shall be permitted to prepay, without penalty, all of the outstanding balance of a Loan and accrued interest thereon at any time; provided, however, that partial prepayments shall not be permitted.

                  (f) Each Loan shall be evidenced by such documentation as may be required by the Committee, including but not limited to an authorization from each Borrower who is an employee of the Group to permit his or her Employer to effect repayment through regular payroll deductions.

                  (g) Notwithstanding any other provision of this Plan to the contrary, no distribution shall be made to any Borrower from that portion of a Borrower's Accounts that secures one or more Loans made to such Borrower unless and until all such loans (including accrued interest thereon) have been repaid.

                  (h) Each Loan shall have such additional terms and conditions as may be determined by the Committee in its sole discretion, including, but not limited to, terms and conditions relating to application and administration fees, events of default, prepayments, and required security.



            10.3. Events of Default. (a) The entire unpaid balance of any Loan and all interest due thereon, including all arrearages, shall, at the sole option of the Committee, immediately become due and payable without further notice or demand, upon the occurrence, with respect to a Borrower of any of the following events of default:


                  (i) any payment of principal or accrued interest on a Loan remains due and unpaid for a period of ten (10) calendar days after the same becomes due and payable under the terms of the loan;

                  (ii) the commencement of a proceeding in bankruptcy, receivership or insolvency by or against the Borrower, but only to the extent then permitted under applicable federal law;

                  (iii) the termination of the employment of the Borrower with the Group for any reason;

                  (iv) the Borrower attempts to make an assignment for the benefit of creditors of that portion of his or her Accounts securing his or her Loan or in any other security for his or her Loan;

                  (v) a qualified domestic relations order (as such term is then defined in Section 414(p) of the Code) with respect to the Borrower is received by the Committee; or

                  (vi) any Loan proceeds are used, directly or indirectly, by the Borrower to purchase or carry securities (as such term is then defined for purposes of Regulation G of the Federal Reserve Board as promulgated pursuant to Section 7 of the Securities and Exchange Act of
         1934).

                  (b) Any payments of principal or interest on a Loan not paid when due shall bear interest thereafter at the rate specified by the terms of the loan. The payment and acceptance of any sum or sums at any time on account of a Loan after the occurrence of an event of default, or any failure to act to enforce the rights granted hereunder upon the occurrence of an event of default, shall not be a waiver of the right of acceleration set forth in Section 10.3(a).

                  (c) If an event of default and the acceleration of the unpaid balance of any Loan (and interest due thereon) shall occur as described in
Section 10.3(a), the Committee shall have the right to direct the Trustee to pursue any remedies available to a creditor at law or under the terms of the Loan, including the right to execute on the security for the Loan in satisfaction of the unpaid balance of the Loan and interest due thereon; provided, however, that the Committee shall not have the right to direct the Trustee to execute on any amounts credited to a Borrower's Before Tax Contributions Account before the date on which such amounts may be distributed without adversely affecting the tax-qualified status of the Plan.

            10.4. Accounting for Loans. A Participant Loan Subaccount shall be established as of the date a Loan is made to an Eligible Borrower and an amount equal to the principal amount of the Loan shall be transferred to such

Subaccount under the Eligible Borrower's Accounts in the following order: Before Tax Contributions Account; Qualified Nonelective Contributions Account; Vested Employer Matching Contributions Account; Vested ESOP Diversification Account; Vested Supplemental Contributions Account; Rollover Contributions Account and/or Vested ESOP Account. With respect to amounts borrowed from an Eligible Borrower's Before Tax Contributions Account, the amount transferred shall come first from earnings allocated to such Account, until exhausted, and then from Before Tax Contributions. The Loan shall be treated as an investment of the funds credited to the Eligible Borrower's Before Tax Contributions Account, Qualified Nonelective Contributions Account, ESOP Diversification Account, Supplemental Contributions Account, Rollover Contributions Account and-or ESOP Account (as applicable). Cash equal to the amount of the Loan shall be obtained by first liquidating investments in each of an Eligible Borrower's Subaccounts (other than his or her Primark Stock Subaccount) under the relevant Accounts on a pro rata basis in proportion to the vested amounts credited to such Subaccounts and then by liquidating the Eligible Borrower's Primark Stock Subaccount under the relevant Accounts. Payments of principal and interest on a Loan shall be credited to the respective Accounts in proportion to the amount of Loan proceeds attributed to each Account and invested in the various Funds in the same proportion as current contributions with respect to the Eligible Borrower are invested; provided, however, that (a) if no such current contributions are being made to the Plan, the Borrower shall be required to file Notice of the Eligible Borrower's investment election in accordance with rules prescribed by the Committee [and (b) as of the date of any Loan repayments are credited to a Participant's ESOP Account such amounts shall be transferred to the Participant's ESOP Diversification Account].


                                   ARTICLE 11

                           ADMINISTRATION OF THE PLAN


            11.1. Authority of Committee. (a) The Plan shall be administered on behalf of the participating Employers by the Committee.

                  (b) Except as otherwise provided herein, the Committee shall be solely responsible for the administration, operation and interpretation of the Plan. The Committee shall establish rules and regulations appropriate for the administration of the Plan. The Committee shall have the exclusive right and discretion to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan in its sole discretion. Except as otherwise provided by ERISA, such decisions, actions and records of the Committee shall be conclusive and binding upon the Company, the Employers and all persons having or claiming to have any right or interest in or under the Plan.

                  (c) The Committee may delegate to (i) any agent or agents of the Group, (ii) any Employer, or (iii) any employee or employees of the Group, severally or jointly, the authority to perform any of its duties with respect to the administration of the Plan. The Committee may also, in its discretion, contract with one or more third parties to perform any ministerial or routine act in connection with administration of the Plan.

                  (d) The Committee shall maintain such records as are required under ERISA or under the Code and such additional records as it deems necessary or appropriate showing the fiscal transactions of the Plan.

            11.2. Claims Procedure. (a) If any Participant or other payee claims to be entitled to a benefit under the Plan and the Committee determines that such claim should be denied in whole or in part, the Committee shall notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions,
(iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Committee (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90 day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his or her claim.

                  (b) Review Procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his or her duly authorized representative) may (i) file a written request with the Committee for a review of his or her denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee. The Committee will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Committee (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Committee to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial 60 day period). If the decision on review is not made within such period, the claim will be considered denied.

             11.3. Liability of Committee. Neither the Committee, the Chief Executive Officer of the Company nor any other employee of the Group shall be liable for any act or omission on their own part, except for their own willful misconduct or gross negligence and except as is otherwise expressly provided by ERISA. To the fullest extent permitted by applicable laws and to the extent not insured against by any insurance company pursuant to the provisions of any applicable insurance policy, the Company shall indemnify and save harmless the Committee and its members, the Chief Executive Officer of the Company and any other employee of the Group against any and all claims, demands, suits or proceedings in connection with the Plan and Trust Fund that may be brought by Participants or their spouses or other designated beneficiaries (or estates), Employees of participating Employers or by any other person, corporation, entity, government or agency thereof; provided, however, that such indemnification shall not apply with respect to acts or omissions of willful misconduct or gross negligence. The Chief Executive Officer of the Company may, at the Company's expense, settle any such claim or demand asserted or suit or proceeding brought against the Committee or any of its members, the Chief Executive Officer of the Company, or any other employee of the Group when the Chief Executive Officer determines that such settlement appears to be in the best interests of the Company.


                                   ARTICLE 12

                          MANAGEMENT OF THE TRUST FUND


             12.1. Designation of Trustee. All contributions shall be made to, and held in trust by, the Trustee of the Plan, who shall be appointed by the Chief Executive Officer of the Company, with such powers in the Trustee as to investment, reinvestment, control and disbursement of the Trust Fund as may be provided in the Trust Agreement and shall be in accordance with the Plan and permitted under ERISA and under the Code. The Chief Executive Officer of the Company may remove any Trustee at any time, with or without cause, upon reasonable notice, and upon such removal or upon the resignation of any Trustee, the Chief Executive Officer of the Company shall promptly designate a successor Trustee.

             12.2. Plan Assets Held in Trust. (a) All assets held by the Trustee under the Trust Fund shall be held in trust for the exclusive benefit of Participants or, if deceased, their spouses or other designated beneficiaries (or estates), and no part of the corpus or income of the


                                      -75

Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of such persons under the Plan or for the payment of reasonable expenses of administering the Plan; provided, however, that if any contribution is made by an Employer as the result of a mistake of fact made in good faith or is conditioned on the deductibility of such contribution under
Section 404(a) of the Code, that Employer may direct the Trustee to return within one (1) year after the date of the payment or after the date the deduction is denied, whichever is applicable, the amount contributed by mistake of fact or the amount that is not deductible, whichever is applicable. Earnings Employer, but losses shall reduce the amount to be returned. All contributions to the Plan are conditioned on their deductibility under Section 404 of the Code.

                  (b) No person shall have any interest in or right to any part of the earnings of the Trust Fund, or any rights in, to or under the Trust Fund or any part of its assets except to the extent expressly provided in the Plan. Notwithstanding anything herein to the contrary, the spouse, former spouses, beneficiary or any other person claiming benefits on behalf of any Participant shall have absolutely no rights whatsoever under the Plan prior to the death of that Participant except as may otherwise be expressly provided under ERISA (e.g., spousal consent rights and qualified domestic relations orders).


                                   ARTICLE 13

                              AMENDMENT OF THE PLAN


            13.1. Amendment. The Plan may be wholly or partially amended or otherwise modified at any time by the Chief Executive Officer of the Company; provided, however, that:

                  (a) except as otherwise provided herein and permitted under the Code and under ERISA, no amendment or modification shall be made at any time prior to the satisfaction of all liabilities under the Plan with respect to Participants or, if deceased, their spouses or other designated beneficiaries (or estates) which would permit any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such persons under the Plan and for the payment of the expenses of the Plan;

                  (b) no amendment or modification shall have any retroactive effect so as to deprive any person of any benefits already accrued, except that any amendment may be made retroactive which is necessary to bring the Plan into conformity with governmental regulations in order to retain the qualification of the Plan and Trust Fund under Sections 401(a), 401(k) and 501(a) of the Code or to meet the requirements of ERISA and other applicable laws;

                  (c) no amendment shall be made which changes the vesting requirements in Article 6 unless each Participant whose Period of Service was at least three (3) years as of the effective date of such amendment is permitted to elect to remain under the pre-amendment vesting requirements with respect to all of his or her Plan benefits accrued both before and after the effective date of such amendment; and

                  (d) the benefits provided by the Plan in the case of each Participant shall be determined by reference to the provisions of the Plan which are or were in effect at the date upon which his or her employment with the Group is or was terminated. Should this Plan thereafter be amended, the amendment shall have no effect upon the benefits provided by the Plan in the case of that Participant unless the effective date of the amendment is expressly established as a date upon or prior to the date upon which his or her employment with the Group was terminated or except as expressly provided by the amendment or as required to maintain the tax-qualified status of the Plan.


                                   ARTICLE 14

                           DISCONTINUANCE OF THE PLAN


            14.1. Right To Terminate Plan. The Plan may be terminated, in whole or in part, at any time by the Chief Executive Officer of the Company, but only upon condition that such action is taken as shall render it impossible for any part of the corpus or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or, if deceased, their spouses or other designated beneficiaries (or estates) under the Plan and for the payment of reasonable costs of administering the Plan, except as otherwise provided herein and permitted under ERISA and/or under the Code. In the event of any termination of the Plan, in whole or in part, or the complete discontinuance of contributions hereunder, the Employer Matching Contributions Account, ESOP Accounts, and Supplemental Contributions Account of each Participant affected by the partial or complete termination shall become fully vested and nonforfeitable.

             14.2. Plan Mergers and Transfers of Assets and Liabilities. No merger or consolidation with, or transfer of assets or liabilities to, any other pension or retirement plan shall be made unless the benefits each Participant in the Plan would receive if the other plan were terminated immediately after such merger, consolidation or transfer of assets and liabilities would be at least as great as the benefits he or she would have received had the Plan been terminated immediately before such merger, consolidation or transfer.

                                   ARTICLE 15

                               STATEMENT OF INTENT


         15.1. Qualification. The Plan and the related Trust Agreement are intended and designed to qualify under Sections 401(a), 401(k), and 501(a) of the Code and, effective January 1, 1997, the Plan is hereby designated a profit sharing plan for purposes of Sections 401(a), 401(k) 402, 412 and 417 of the Code. Anything contained in the Plan to the contrary notwithstanding, if the Internal Revenue Service determines that the Plan and the related Trust Agreement do not meet the requirements of Sections 401(a), 401(k) and 501(a) of the Code, then the Chief Executive Officer of the Company shall be entitled to make such modifications, alternations and amendments of the Plan and the related Trust Agreement as are necessary to retain a favorable determination and such modifications, alternations and amendments may be effective retroactively to the extent required to retain a favorable determination.

         15.2. Section 404(c) of ERISA. This Plan is designed to satisfy the requirements of Section 404(c) of ERISA and the regulations thereunder.

         15.3. Responsibility of Named Fiduciaries. It is declared to be the express purpose and intention of the Plan that each "named fiduciary" as such term is defined in Section 402(a)(2) of ERISA shall have individual responsibility for the prudent execution of the specific functions and duties assigned to such named fiduciary, and none of such responsibilities or any other responsibility shall be shared by two (2) or more of such named fiduciaries unless such sharing shall be provided by a specific provision of the Plan or of the Trust Agreement. Whenever one (1) named fiduciary is required by the Plan or by the Trust Agreement to follow the directions of another named fiduciary, the two (2) named fiduciaries shall not be deemed to have assigned a shared responsibility, but the responsibility of the named fiduciary giving the directions shall be deemed his or her sole responsibility, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law and not prohibited under Section 4975(c) of the Code or under Section 406 of ERISA.

            15.4. Legal Rights and Liabilities. Neither the establishment and maintenance of the Plan nor any provision or amendment thereof nor any act or omission under or resulting from the operation of the Plan shall be construed:

                  (a) as conferring upon any Employee, Participant, spouse, beneficiary or any other person, firm, corporation or association, any legal or equitable right or claim against the Committee, any Employer, the Trustee, or any shareholder, officer, employee or director of any Employer, except to the extent that such right or claim shall be specifically and expressly provided in the Plan or provided by law. Any and all such rights and claims, whether arising by common law or in equity or created by statute, are hereby expressly waived and released to the fullest extent permitted by law by every Employee on behalf of himself, his or her spouse or other beneficiary and any and all other persons who might claim through him as a condition of and as a part of the consideration for the contributions made by the Employers under the Plan and for the receipt of benefits hereunder;

                  (b) as an agreement, consideration or inducement of employment or as affecting in any manner the rights or obligations of the Employers or of any Employee to continue or to terminate the employment relationship at any time; or

                  (c) as creating any responsibility or liability of the Committee, its members, the Chief Executive Officer of the Company, any other employee of the Group, the Employers or the Trustee for the validity or effect of the Plan or of any investment at any time included in the Trust Fund.


                                   ARTICLE 16

                                 TOP-HEAVY RULES


            16.1. Applicability of Rules. The rules set forth in this Article 16 shall be applicable with respect to any Plan Year in which the Plan is determined to be a

Top-Heavy Plan. The provisions of this Article 16 shall be applied only to the extent necessary to comply with Section 416 of the Code and in a manner consistent with all requirements imposed under Section 416 of the Code.

            16.2. Determination of Top-Heavy Status. The Plan shall be considered a Top-Heavy Plan with respect to any Plan Year if as of the last calendar day of the immediately preceding Plan Year (the "determination date"):

                  (a) The present value of the Accrued Benefits of key employees (as such term is defined below) exceeds sixty percent (60%) of the present value of the Accrued Benefits of all Participants and former Participants other than former key employees (as such term is defined below); provided, however, that the Accrued Benefits of any Participant who has not performed any services for the Group as an employee during a five (5) year period ending on the determination date (as such term is defined above) shall be disregarded; or

                  (b) the Plan is part of a required aggregation group (as such term is defined below) and the required aggregation group is top-heavy; provided, however, that the Plan shall not be considered a Top-Heavy Plan with respect to any Plan Year in which the Plan is part of a required or permissive aggregation group (as such terms are defined below) which is not top-heavy. For purposes of this Article 16, the term "key employee" shall have the meaning prescribed in Section 416(i) of the Code and the regulations thereunder.

                  (c) For purposes of this Article 16, the term "required aggregation group" shall include:

                   (i) all qualified retirement plans maintained by the Group in which a key employee (as such term is defined above) is a participant, and

                  (ii) any other qualified retirement plans maintained by the Group which enable any qualified retirement plan described in the preceding clause (i) above to meet the requirements of Section 401(a)(4) or of Section 410 of the Code.

                  (d) For purposes of this Article 16, the term "permissive aggregation group" shall include all qualified retirement plans that are part of a required aggregation group (as such term is defined above) and any other qualified retirement plans maintained by the Group if such group will continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

                  (e) Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which the Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code), the Accrued Benefits of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under:

                            (i) the method, if any, that uniformly applies for
                  accrual purposes under all plans maintained by the Group, or

                           (ii) if there is no such method, as if such benefit
                  accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code.

                  16.3. Determination of Accrued Benefits. For purposes of this
Article 16, Accrued Benefits with respect to any Plan Year shall be determined as of the determination date (as such term is defined in Section 16.2) for that Plan Year based on Account balances as of the most recent Valuation Date within a consecutive twelve (12) month period ending on such determination date; provided, however, that such Account balances shall be adjusted to the extent required by Section 416 of the Code to increase such Account balances by the amount of any Employer or Participant contributions and of any rollovers or plan-to-plan transfers (other than rollovers or plan-to-plan transfers which are initiated by a Participant from any qualified retirement plan maintained by an unrelated employer after December 31, 1983) made and allocated after the Valuation Date but on or before such determination date and by any distributions made to Participants prior to the Valuation Date during any of the five (5) consecutive Years immediately preceding the Plan Year for which the determination as to whether the Plan is a Top-Heavy Plan is being made (including distributions from a terminated plan which, if not terminated, would have been part of a required aggregation group (as such term is defined in Section 16.2)) and to reduce such Account balances by any rollovers or plan-to-plan transfers made to the Plan on or before the Valuation Date which are initiated by a Participant from any qualified retirement plan maintained by an unrelated employer.

             16.4. Contributions for Top-Heavy Years. With respect to any Plan Year in which the Plan is a Top-Heavy Plan, the minimum amount of Employer contributions to be allocated to the Accounts of any Employee who is eligible to be a Participant (including forfeitures constructively allocated to that Participant's Accounts and any employer contributions and forfeitures allocated to that Participant under any other qualified defined contribution plans maintained by the Group but, effective on and after January 1, 1989, excluding any employee elective contributions) who had not separated from service with the Group as of the last calendar day of that Plan Year, regardless of the number of Hours of Service completed by that Participant during that Plan Year, or whether the Employee declines to make mandatory contributions (if the Plan otherwise requires same) and who is not a key employee (as such term is defined in Section 16.2) for that Plan Year, shall not be less than three percent (3%) of that Participant's Section 416 Compensation in that

Plan Year; provided, however, that the percentage of Section 416 Compensation allocated to the Employer Matching Contributions Account and Qualified Nonelective Contributions Account, and Supplemental Contributions Account of any Participant who is not a key employee (as such term is defined in Section 16.2) under this Article with respect to that Plan Year shall not exceed the highest percentage of Section 416 Compensation allocated to the Employer Matching Contributions Account, Qualified Nonelective Contributions Account, and Supplemental Contributions Account of any Participant who is a key employee in that Plan Year. Notwithstanding the foregoing, in the event that an Employee who is otherwise entitled to a minimum benefit equal to three percent (3%) of his or her Section 416 Compensation pursuant to this Section is a participant in a defined benefit plan that is a part of this Plan's required or permissive aggregation group, such Employee shall only be entitled to a combined benefit (determined in accordance with the requirements of Treasury Regulation Section 1.416-1, Q&A M-12) under the plans equal to the minimum benefit required under the defined benefit plan pursuant to Section 416 of the Code.

                  16.5. Adjustments Affecting Limitation on Contributions. With respect to any Plan Year in which the Plan is a Top-Heavy Plan, paragraphs
(2)(B) and 3(B) of Section 415(e) of the Code shall be applied by substituting "1.0" for "1.25".

                                   ARTICLE 17

                               GENERAL PROVISIONS


             17.1. Nonalienation of Benefits. (a) To the fullest extent permitted by law, no benefits under the Plan shall be subject in any manner, voluntarily or involuntarily, to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance or charge, and any action by way of anticipation, alienation, selling, transferring, assigning, pledging, garnishing, encumbering or charging the same shall be void and of no effect, and no such benefits shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to any Participant or to any beneficiary under the Plan pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Section 414(p) of the Code. The Committee shall establish such procedures for evaluating and determining the status of any domestic relations order and shall give due notice to any affected parties (Participants and alternate payees) as required by law.

                   (b) Subject to any applicable provision of law to the contrary, if any Participant or any beneficiary under the Plan shall become bankrupt or attempt to anticipate, alienate, sell, transfer, assign, pledge, garnish, encumber or charge any benefits, then such benefits shall, in the sole discretion of the Committee, cease and terminate. In that event, the Committee shall hold or apply the benefits or any part thereof to or for such Participant or beneficiary, his or her spouse or children or other dependents, or any of them, in such manner and in such proportions as the Committee shall, in its sole discretion, determine. This Section shall not be construed in such a manner as to permit the Committee to make any assignment or otherwise to alienate any benefits in contravention of requirements under the Code or under ERISA.

         17.2. Rules of Construction. (a) The masculine pronoun wherever used shall include the feminine pronoun, and the singular shall include the plural unless the context clearly indicates the distinction.

               (b) The headings of Articles and Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Plan.


                                   ARTICLE 18

                                 LAPSED BENEFITS


         18.1. Notification to Participants and Beneficiaries. (a) If the Trustee mails by registered or certified mail, return receipt requested, to a Participant or beneficiary entitled to a distribution hereunder at his or her last known address, a notification that he or she is so entitled and said notification is returned as being undeliverable because the addressee cannot be located at said address, then the Plan shall continue to maintain the Participant's Accounts which are invested in the various funds.

                  (b) If, by the last day of the Plan Year coinciding with or immediately following the fifth (5th) anniversary of the date as of which such person first could not be located, said person has not informed the Trustee of his or her whereabouts, his or her entire interest in this Plan shall become a forfeiture and shall be used to reduce any subsequent contributions required by his or her Employer as provided in Section 6.4 for the Plan Year in which it occurs. Thereafter such person shall have no further right or interest therein except as provided in Section 18.2.

            18.2. Reinstatement of Lapsed Benefits. (a) If a Participant or beneficiary prior to the Plan Year in which the Plan and Trust terminate, duly claims and proves entitlement to a benefit which otherwise lapsed pursuant to
Section 18.1, such benefits as shall then be due, unadjusted for Trust Fund earnings and/or losses subsequent to the date of forfeiture, shall be paid by the Plan as soon as is administratively feasible.

                  (b) The reinstatement of lapsed benefits shall first be derived from forfeitures which otherwise are allocable in the Plan Year of the reinstatement to be made pursuant to this Section 18.2 and if such forfeitures are not sufficient, such reinstatement to the extent necessary shall then next be made from Employer contributions.

             IN WITNESS WHEREOF, Primark Corporation has caused this amended and restated Primark Savings and Stock Ownership Plan to be executed as of this ____ day of ____________, 1996, but effective as of January 1, 1997, except as otherwise provided herein.


                                           PRIMARK CORPORATION


                                           By:__________________________________

ATTEST:

______________________________________

                               PRIMARK CORPORATION
                        SAVINGS AND STOCK OWNERSHIP PLAN
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)


                                   Appendix I
                                   ----------

    The following Employers have adopted the Plan:

                  Datastream International, Inc.
                  Datastream International (DC) Inc.
                  Disclosure Incorporated
                  Disclosure Information Services, Inc.
                  I/B/E/S Inc.
                  I/B/E/S International, Inc.
                  Primark Corporation
                  Primark Decision Economics, Inc.
                  Primark Financial Technologies, Inc.
                  Primark Holding Corporation
                  Vestek Systems, Inc.
                  Worldscope/Disclosure, L.L.C.
                  WSI Corporation
                  Yankee Research Group, Inc.